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Exhibit 10.1

AMC Entertainment Holdings, Inc.

2010 Equity Incentive Plan

Article 1.    Establishment & Purpose

        1.1    Establishment.    AMC Entertainment Holdings, Inc., a Delaware corporation (the "Company"), hereby establishes the 2010 Equity Incentive Plan (the "Plan") as set forth herein.

        1.2    Purpose of Plan.    The purpose of this Plan is to attract, retain and motivate officers, employees, non-employee directors, and consultants of the Company and its Subsidiaries and Affiliates and to promote the success of the Company's business by providing the Participants with appropriate incentives.

Article 2.    Definitions

        Whenever capitalized in this Plan, the following terms shall have the meanings set forth below.

        2.1   "Affiliate" means, with respect to any specified Person:

    (a)
    any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

    (b)
    any other Person that owns, directly or indirectly, 10% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin.

        2.2   "Annual Award Limit" shall have the meaning set forth in Section 5.1(b) hereof.

        2.3   "Award" means any Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award, or Performance-Based Compensation that is granted under this Plan.

        2.4   "Award Agreement" means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company, a Subsidiary, or Affiliate to a Participant describing the terms and conditions of the actual grant of such Award.

        2.5   "Board" means the Board of Directors of the Company.

        2.6   "Capital Stock" of any Person means any and all shares, interest, participations or other equivalents (however designated) of such Person's capital stock, including preferred stock, any rights (other than debt securities convertible into capital stock), warrant or options to acquire such capital stock, whether outstanding as of the Effective Date or issued thereafter.

        2.7   "Change of Control" unless otherwise specified in the Award Agreement, means an event or series of events that results in any of the following:

    (a)
    Change in Ownership of the Company.    A change in the ownership of the Company occurs on the date that any one Person or more than one Person acting as a group (as determined under Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of stock of the Company. However, if any one Person (or more than one Person acting as a group) is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the Company's stock prior to the acquisition, any acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company;

    (b)
    Change in Board of Directors of the Company.    A change in the effective control of the Company occurs if, during any twelve-month period, the individuals, who at the beginning of such period constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a "Change of Control", and after any such reduction the "Incumbent Board" shall mean the Board as so reduced; or

    (c)
    Change in Ownership of a Substantial Portion of the Company's Assets.    A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one Person, or more than one Person acting as a group (as determined under Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Subsidiary, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined in good faith by the Board without regard to any liabilities associated with such assets.

        provided, that, in no event shall a Change of Control be deemed to occur, for purposes of this Plan and any Award Agreement, as a result of (i) an IPO or (ii) a change in the majority of the Incumbent Board in connection with an IPO or a secondary public offering.

        2.8   "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

        2.9   "Committee" means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. If the Shares are traded on an established market, the Committee shall be comprised of at least two members, each of whom shall be (a) a Non-Employee Director, (b) an Outside Director, and (c) an "independent director" within the meaning of the listing requirements of any exchange on which the Company is listed.

        2.10 "Consultant" means any person who provides bona fide services to the Company or any Subsidiary or Affiliate as a consultant or advisor, excluding any Employee or Director.

        2.11 "Covered Employee" means for any Plan Year, a Participant designated by the Company as a potential "covered employee" as such term is defined in Section 162(m) of the Code.

        2.12 "Director" means a member of the Board who is not an Employee.

        2.13 "Effective Date" means the date set forth in Section 14.14 hereof.

        2.14 "Employee" means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.

        2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

        2.16 "Fair Market Value" means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A of the Code:

    (a)
    The average of the high and low trading price on a recognized stock exchange or any established over-the-counter trading system on which dealings take place, or if no trades were made on any such day, the immediately preceding day on which trades were made; or

    (b)
    In the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with the applicable provisions of Section 409A of the Code.

        2.17 "Incentive Stock Option" means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

        2.18 "Initial Public Offering" or "IPO" shall mean the first completion of a sale of common stock of the Company pursuant to a registration statement which has become effective under the Securities Act (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which the Common Stock shall be listed and traded on a national exchange or on the NASDAQ National Market System.

        2.19 "Non-Employee Director" means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

        2.20 "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

        2.21 "Other Stock-Based Award" means any right granted under Article 9 hereof.

        2.22 "Option" means any stock option granted from time to time under Article 6 hereof.

        2.23 "Option Price" means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 hereof.

        2.24 "Outside Director" means a member of the Board who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

        2.25 "Participant" means any eligible person as set forth in Section 4.1 hereof to whom an Award is granted.

        2.26 "Performance-Based Compensation" means compensation under an Award that is intended to constitute "qualified performance-based compensation" within the meaning of the regulations promulgated under Section 162(m) of Code or any successor provision.

        2.27 "Performance Measures" means measures as described in Section 10.2 on which the performance goals are based in order to qualify Awards as Performance-Based Compensation.

        2.28 "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

        2.29 "Person" means any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.

        2.30 "Plan Year" means the applicable fiscal year of the Company.

        2.31 "Restricted Stock" means any Award granted under Article 8 hereof.

        2.32 "Restriction Period" means the period during which Restricted Stock awarded under Article 8 of this Plan is subject to forfeiture.

        2.33 "Securities Act" means the Securities Act of 1933, as amended.

        2.34 "Share" means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 12 hereof.

        2.35 "Stock Appreciation Right" means any right granted under Article 7 hereof.

        2.36 "Subsidiary" means (i) any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person; and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has a more than 50% equity interest.

        2.37 "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.    Administration

        3.1    Authority of the Committee.    This Plan shall be administered by the Committee, which shall have full power to interpret and administer this Plan and Award Agreements and full authority to select the Participants to whom Awards will be granted, to determine the type and amount of Awards to be granted to each such Participant and the terms and conditions of Awards and Award Agreements, and to make such Award grants to such Participants and enter into the related Award Agreements. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, but subject to the limitations in Article 11, Section 6.6, and Section 10.6 hereof, clarify, construe or resolve any ambiguity in any provision of this Plan or any Award Agreement, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering this Plan as the Committee deems necessary or proper. Notwithstanding anything in this Section 3.1 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under this Plan. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

        3.2    Delegation.    The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries or Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided, that, the Committee shall not delegate to officers of the Company or any of its Subsidiaries or Affiliates the power to make grants of Awards to officers of the Company or any of its Subsidiaries or Affiliates; provided, further, that, no delegation shall be permitted under this Plan that is prohibited by applicable law.

Article 4.    Eligibility and Participation

        4.1    Eligibility.    Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

        4.2    Type of Awards.    Awards under this Plan may be granted in any one or a combination of: (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Other Stock-Based Awards, and (e) Performance-Based Compensation Awards. This Plan sets forth the performance goals and procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation, as described in Article 10 hereof. Awards granted under this Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of this Plan shall prevail.

Article 5.    Shares Subject to Plan and Maximum Awards

        5.1    Number of Shares Available for Awards.

    (a)
    General.    Subject to adjustment as provided in Article 12 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under this Plan shall be 39,312 Shares. The number of Shares available for granting Incentive Stock Options under this Plan shall not exceed 19,656 Shares, subject to Article 12 hereof and the provisions of Sections 422 and 424 of the Code and any successor provisions. The Shares available for issuance under this Plan may consist of either authorized and unissued Shares or treasury Shares.

    (b)
    Annual Award Limits.    The maximum number of Shares with respect to Awards denominated in Shares that may be granted to any Participant in any Plan Year shall be 7,862 Shares, subject to adjustments made in accordance with Article 12 hereof (the "Annual Award Limit").

    (c)
    Additional Shares.    In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, or termination, shall again be available for Awards. Any Shares delivered to the Company as part or full payment for the purchase price of an Award, or to satisfy the Company's withholding obligation with respect to an Award, shall again be available for Awards to the extent the Committee determines that the availability of Incentive Stock Options will not be compromised; provided, however, that such Shares shall continue to be counted as outstanding for purposes of determining whether an Annual Award Limit has been attained. If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not (i) reduce the maximum number of Shares available for issuance under this Plan or (ii) be subject to or counted against a Participant's Annual Award Limit.

Article 6.    Stock Options

        6.1    Grant of Options.    The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of this Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided that Options granted to Directors shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee nor the Company or any of its Subsidiaries or Affiliates shall be liable to any

Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Options shall be evidenced by Award Agreements which shall state the number of Shares covered by such Option. Such Award Agreements shall conform to the requirements of this Plan, and may contain such other provisions, as the Committee shall deem advisable.

        6.2    Terms of Option Grant.    The Option Price shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option, the Option Price shall be (a) if granted to a person other than a Ten Percent Shareholder, not less than 100% of the Fair Market Value of a Share on the date of grant or (b) if granted to a Ten Percent Shareholder, not less than 110% of the Fair Market Value of a Share on the date of grant.

        6.3    Option Term.    The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five years).

        6.4    Time of Exercise.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

        6.5    Method of Exercise.    Except as otherwise provided in this Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the corporate secretary of the Company and, if applicable, the date full payment is received by the Company pursuant to clauses: (a), (b), (c) (d), or (e) in the following sentence (including the applicable tax withholding pursuant to Section 14.3 hereof). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company at the election of the Participant (a) in cash or its equivalent (e.g., by cashier's check), (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above), (d) to the extent permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, or (e) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of this Plan. In addition, the Participant must deliver to the corporate secretary any representations and documents as the Committee (or the Board, in the case of Options granted to Non-Employee Directors) deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, Exchange Act and any other federal or states securities laws or regulations. The Committee (or the Board in the case of Options granted to Non-Employee Directors) may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

        6.6    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to employees of the Company or of a "parent corporation" or "subsidiary corporation" (as such terms are defined in Section 424 of the Code) at the date of grant. To the extent the aggregate Fair Market Value

(generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any "parent corporation" or "subsidiary corporation" exceeds $100,000, the amount in excess of $100,000 (and the portion of any Option relating thereto) shall be treated as a Nonqualified Stock Option. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of this Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7.    Stock Appreciation Rights

        7.1    Grant of Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of this Plan and may contain such other provisions, as the Committee shall deem advisable. Subject to the terms of this Plan and any applicable Award Agreement, a Stock Appreciation Right granted under this Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the Fair Market Value of such specified number of Shares on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

        7.2    Terms of Stock Appreciation Right.    Subject to the terms of this Plan and any applicable Award Agreement, the grant price (which shall not be less than 100% of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than ten years from the date of grant.

Article 8.    Restricted Stock

        8.1    Grant of Restricted Stock.    The Committee is hereby authorized to grant and otherwise issue Restricted Stock to Participants. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of this Plan and may contain such other provisions, as the Committee shall deem advisable.

        8.2    Terms of Restricted Stock Awards.    Each Award Agreement evidencing a Restricted Stock grant shall specify Restriction Period(s), the number of Shares of Restricted Stock subject to the Award, the performance, employment or other conditions (including the termination of a Participant's service whether due to death, disability or other reason) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine. Any Restricted Stock granted under this Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant's legal representative).

        8.3    Voting and Dividend Rights.    The Committee shall determine and set forth in a Participant's Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and/or have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).

        8.4    Performance Goals.    The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant's achievement of one or more performance goal(s) specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.

        8.5    Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.    Other Stock-Based Awards

        The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of Shares (the "Other Stock-Based Awards"), including without limitation, restricted stock units, dividend equivalent rights, and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Each Other Stock-Based Award shall be evidenced by an Award Agreement which shall conform to the requirements of this Plan. Subject to the provisions of this Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Article 10.    Performance-Based Compensation

        10.1    Grant of Performance-Based Compensation Awards.    To the extent permitted by Section 162(m) of the Code, the Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and related regulations.

        10.2    Performance Measures.    The vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of objective performance goals based on one or more of the following Performance Measures: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives (including, but not limited to, employee engagement); (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added (as determined by the Committee); (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders' equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures. Any Performance Measure may be used to measure the performance of the Company and/or any of the Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof against any goal including past performance or compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate.

        10.3    Establishment of Performance Goals for Covered Employees.    No later than 90 days after the commencement of a Performance Period (but in no event after 25% of such Performance Period has elapsed), the Committee shall establish in writing: (a) the performance goals applicable to the Performance Period; (b) the targets to be used to measure the performance goals in terms of an objective formula or standard; (c) the formula for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (d) the Participants or class of Participants to which such performance goals apply. The outcome of such performance goals must be substantially uncertain when the Committee establishes the goals.

        10.4    Adjustment of Performance-Based Compensation.    Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

        10.5    Approval of Performance-Based Compensation.    The vesting and settlement of Performance-Based Compensation Awards shall be contingent upon the approval of this Plan by a majority of the stockholders of the Company, including the applicable Performance Measures relating thereto. To the extent necessary for purposes of Section 162(m) of the Code, this Plan shall be resubmitted to stockholders for their reapproval with respect to bonuses payable for the taxable years of the Company commencing on and after the fifth (5th) anniversary of the initial stockholder approval, or at such earlier time required by Section 162(m) of the Code.

        10.6    Certification of Performance.    Except for Awards that pay compensation attributable solely to an increase in the value of Shares, no Award designed to qualify as Performance-Based Compensation shall be vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

        10.7    Terms of Performance-Based Compensation Awards.    Each provision of this Plan and each Award Agreement relating to Performance-Based Compensation shall be construed so that each such Award shall be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and related regulations, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 11.    Compliance with Section 409A of the Code

        11.1    General.    The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder ("Section 409A"), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the payments. Notwithstanding the Company's intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant's prior consent, amend this Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt this Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

        11.2    Payments to Specified Employees.    Notwithstanding any contrary provision in this Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Plan to a "specified employee" (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are scheduled to be made.

        11.3    Separation from Service.    A termination of service shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a "separation from service" within the meaning of Section 409A and the payment thereof prior to a "separation from service" would violate Section 409A. For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a "termination," "termination of employment," "termination of service," or like terms shall mean "separation from service."

Article 12.    Adjustments

        12.1    Adjustments in Authorized Shares.    In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants' rights under this Plan, shall substitute or adjust, , as applicable, the number and kind of Shares or other property that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Annual Award Limits, and/or other value determinations applicable to this Plan or outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

        12.2    Change of Control.    Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under this Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled.

Article 13.    Duration, Amendment, Modification, Suspension, and Termination

        13.1    Duration of Plan.    Unless sooner terminated as provided in Section 13.2 hereof, this Plan shall terminate on the tenth anniversary of the Effective Date.

        13.2    Amendment, Modification, Suspension, and Termination of Plan.    Subject to the terms of this Plan, the Committee may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion. Without limiting the generality of the foregoing, the Committee may in its sole discretion amend the terms of outstanding Awards to reduce the Option Price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Option Price that is less than the Option Price of the original Options or Stock Appreciation Rights, and may take such any such action without stockholder approval.

Article 14.    General Provisions

        14.1    No Right to Service or Award.    The granting of an Award under this Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

        14.2    Settlement of Awards; Fractional Shares.    Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be issued, rounded, forfeited, or otherwise eliminated.

        14.3    Tax Withholding.    The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. With respect to required withholding, Participants may elect (subject to the Company's automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

        14.4    No Guarantees Regarding Tax Treatment.    Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under this Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under this Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

        14.5    Non-Transferability of Awards.    Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

        14.6    Conditions and Restrictions on Shares.    The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

        14.7    Awards to Non-U.S. Employees or Directors.    To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by this Plan; (b) determine which Employees, Directors or Consultants outside the United States are eligible to participate in this Plan; (c) modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

        14.8    Rights as a Stockholder.    Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

        14.9    Severability.    If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

        14.10    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. This Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

        14.11    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to (a) limit, impair, or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

        14.12    Successors.    All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

        14.13    Governing Law.    This Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

        14.14    Effective Date.    This Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the "Effective Date").

        14.15    Stockholder Approval.    This Plan will be submitted for approval by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date. Any Awards granted under this Plan prior to such approval of stockholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval, and if stockholders fail to approve this Plan as specified hereunder, this Plan and any Award shall be terminated and cancelled without consideration.

*    *    *

        This Plan was duly adopted and approved by the Board of Directors of the Company on the 8th day of July, 2010.

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  Exhibit 10.1
AMC Entertainment Holdings, Inc. 2010 Equity Incentive Plan